UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

MIDAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-13409	36-4180556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Arlington Heights Road Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

(630) 438-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2009, Midas, Inc. (the “Company”) and Computershare Trust Company, N.A., as rights agent under the Rights Agreement (the “Rights Agreement”), dated as of December 7, 2007, between the Company and Computershare Trust Company, N.A., as successor rights agent to National City Bank, entered into Amendment No. 1 to Rights Agreement (the “Rights Amendment”). The Rights Amendment exempts certain institutional investors from the definition of Acquiring Person (as defined in the Rights Agreement) to the extent that such investors have Beneficially Owned (as defined in the Rights Agreement) more than 5% of the Company’s outstanding common stock during the preceding three years and do not Beneficially Own (as defined in the Rights Agreement) 24.5% or more of the Company’s outstanding common stock.

The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On December 14, 2009, the Company entered into the Rights Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amendment No. 1 to Rights Agreement, dated as of December 14, 2009, between Midas, Inc. and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAS, INC.

/s/ WILLIAM M. GUZIK
Date: December 15, 2009	Name:	William M. Guzik
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to Rights Agreement, dated as of December 14, 2009, between Midas, Inc. and Computershare Trust Company, N.A.